Exhibit 10.5

QUANERGY SYSTEMS, INC.

AMENDED 2013 STOCK INCENTIVE PLAN

EFFECTIVE AS OF JANUARY 9, 2013

ADOPTED BY THE BOARD OF DIRECTORS: JANUARY 9, 2013

APPROVED BY THE STOCKHOLDERS: FEBRUARY 4, 2013

AMENDED BY THE BOARD OF DIRECTORS: OCTOBER 28, 2014

AMENDED BY THE STOCKHOLDERS: OCTOBER 30, 2014

AMENDED BY THE BOARD OF DIRECTORS: MARCH 13, 2015

AMENDED BY THE STOCKHOLDERS: MARCH 13, 2015

AMENDED BY THE BOARD OF DIRECTORS: MARCH 4, 2016

AMENDED BY THE STOCKHOLDERS: MARCH 4, 2016

AMENDED BY THE BOARD OF DIRECTORS: APRIL 16, 2018

AMENDED BY THE BOARD OF DIRECTORS: JULY 23, 2020

AMENDED BY THE STOCKHOLDERS: JULY 28, 2020

AMENDED BY THE BOARD OF DIRECTORS: FEBRUARY 3, 2021

AMENDED BY THE STOCKHOLDERS: FEBRUARY 4, 2021

AMENDED BY THE BOARD OF DIRECTORS: MARCH 21, 2021

AMENDED BY THE STOCKHOLDERS: MARCH 29, 2021

SECTION 1. INTRODUCTION.

The Company’s Board of Directors adopted the Quanergy Systems, Inc. (fka Quanergy, Inc.) 2013 Stock Incentive Plan effective as of the Adoption Date, subject to obtaining Company stockholder approval as provided in Section 13 below. Awards granted under the Plan prior to the Stockholder Approval Date may not be exercised or Shares released to any Participant until such stockholder approval is obtained.

The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by offering Key Employees an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, and to encourage such Key Employees to continue to provide services to the Company and to attract new individuals with outstanding qualifications.

The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options), Restricted Stock Unit Awards and/or Restricted Stock Grants.

Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any related Stock Option Agreement, Restricted Stock Unit Agreement or Restricted Stock Grant Agreement.

SECTION 2. DEFINITIONS.

(a) “Adoption Date” means January 9, 2013.

(b) “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(c) “Award” means any award of an Option, Restricted Stock Unit Award, or Restricted Stock Grant under the Plan.

(d) “Board” means the Board of Directors of the Company, as constituted from time to time.

(e) “California Participant” means a Participant whose Award was issued in reliance on Section 25102(o) of the California Corporations Code.

(f) “Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law and in accordance with any procedures established by the Committee, an arrangement whereby payment of some or all of the aggregate Exercise Price may be made all or in part by delivery of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company. Cashless Exercise may also be utilized to satisfy an Option’s tax withholding obligations as provided in Section 12(b).

(g) “Cause” means, except as may otherwise be provided in a Participant employment agreement or applicable Award agreement (and in such case the employment agreement or Award agreement shall govern as to the definition of Cause), (i) a conviction of a Participant for a felony crime or the failure of a Participant to contest prosecution for a felony crime, or (ii) a Participant’s misconduct, fraud, disloyalty or dishonesty (as such terms may be defined by the Committee in its sole discretion) , or (iii) any unauthorized use or disclosure of confidential information or trade secrets by a Participant, or (iv) a Participant’s negligence, malfeasance, breach of fiduciary duties, neglect of duties, or (v) any material violation by a Participant of a written Company or Subsidiary or Affiliate policy or any material breach by a Participant of a written agreement with the Company or Subsidiary or Affiliate , or (vi) any other act or omission by a Participant that, in the opinion of the Committee, could reasonably be expected to adversely affect the Company’s or a Subsidiary’s or an Affiliate’s business, financial condition, prospects and/or reputation. In each of the foregoing subclauses (i) through (vi), whether or not a “Cause” event has occurred will be determined by the Committee in its sole discretion or, in the case of Participants who are Directors or Officers or Section 16 Persons, the Board, each of whose determination shall be final, conclusive and binding. A Participant’s Service shall be deemed to have terminated for Cause if, after the Participant’s Service has terminated, facts and circumstances are discovered that would have justified a termination for Cause, including, without limitation, violation of material Company policies or breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant.

(h) “Change in Control” except as may otherwise be provided in a Participant employment agreement or applicable Award agreement (and in such case the employment agreement or Award agreement shall govern as to the definition of Change in Control), means the occurrence of any of the following:

(i) The consummation of an acquisition, a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such acquisition, merger, consolidation or other reorganization is owned by persons who in the aggregate owned less than 20% of the Company’s combined voting power represented by the Company’s outstanding securities immediately prior to such acquisition, merger, consolidation or other reorganization; or

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions. In addition, an initial public offering by the Company of the Shares shall not constitute a Change in Control.

(i) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(j) “Committee” means a committee consisting of members of the Board that is appointed by the Board (as described in Section 3) to administer the Plan. If no Committee has been appointed, the full Board shall constitute the Committee.

(k) “Common Stock” means the Company’s common stock, par value $0.0001 per share, and any other securities into which such shares are changed, for which such shares are exchanged or which may be issued in respect thereof.

(l) “Company” means Quanergy Systems, Inc., a Delaware corporation.

(m) “Consultant” means an individual (or entity) which performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate other than as an Employee or Director or Non-Employee Director.

(n) “Director” means a member of the Board who is also an Employee.

(o) “Disability” means, except as may otherwise be provided in a Participant employment agreement or applicable Award agreement (and in such case the employment agreement or Award agreement shall govern as to the definition of Disability), the disability of Participant caused by any physical or mental injury, illness or incapacity as a result of which Participant is, or is reasonably expected to be, unable to effectively perform the essential functions of Participant’s duties with or without a reasonable accommodation for a continuous period of more than 90 days or for any 180 days (whether or not continuous) within a 365 day period, as determined by the Board in good faith; provided that if any such Disability would not be a “disability” within the meaning of Code Section 409A, no payment shall be made hereunder as a result of any such Disability that would be deferred compensation for purposes of Code Section 409A. Participant shall cooperate in all respects with Company if a question arises as to whether he has become disabled (including, without limitation, submitting to reasonable examinations by one or more medical doctors and other health care specialists selected by the Board and authorizing such medical doctors and other health care specialists to discuss Participant’s condition with the Board.

(p) “Employee” means any individual who is a common-law employee of the Company, or of a Parent, or of a Subsidiary or of an Affiliate.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Exercise Price” means the amount for which a Share may be purchased upon exercise of an Option, as specified in the applicable Stock Option Agreement.

(s) “Fair Market Value” means the market price of a Share, determined by the Committee as follows:

(i) If the Shares were traded on a stock exchange (such as the New York Stock Exchange, NYSE Amex, the NASDAQ Global Market or NASDAQ Capital Market) at the time of determination, then the Fair Market Value shall be equal to the regular session closing price for such stock as reported by such exchange (or the exchange or market with the greatest volume of trading in the Shares) on the date of determination, or if there were no sales on such date, on the last date preceding such date on which a closing price was reported;

(ii) If the Shares were traded on the OTC Bulletin Board at the time of determination, then the Fair Market Value shall be equal to the last-sale price reported by the OTC Bulletin Board for such date, or if there were no sales on such date, on the last date preceding such date on which a sale was reported; and

(iii) If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith using a reasonable application of a reasonable valuation method as the Committee deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported by the applicable exchange or the OTC Bulletin Board, as applicable, or a nationally recognized publisher of stock prices or quotations (including an electronic on-line publication). Such determination shall be conclusive and binding on all persons.

(t) “Incentive Stock Option” or “ISO” means an incentive stock option described in Code section 422.

(u) “Key Employee” means an Employee, Director, Non-Employee Director or Consultant who has been selected by the Committee to receive an Award under the Plan.

(v) “Net Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, an arrangement pursuant to which the number of Shares issued to the Optionee in connection with the Optionee’s exercise of the Option will be reduced by the Company’s retention of a portion of such Shares. Upon such a net exercise of an Option, the Optionee will receive a net number of Shares that is equal to (i) the number of Shares as to which the Option is being exercised minus (ii) the quotient (rounded down to the nearest whole number) of the aggregate Exercise Price of the Shares being exercised divided by the Fair Market Value of a Share on the Option exercise date. The number of Shares covered by clause (ii) will be retained by the Company and not delivered to the Optionee. No fractional Shares will be created as a result of a Net Exercise and the Optionee must contemporaneously pay for any portion of the aggregate Exercise Price that is not covered by the Shares retained by the Company under clause (ii). The number of Shares delivered to the Optionee may be further reduced if Net Exercise is utilized under Section 12(b) to satisfy applicable tax withholding obligations.

(w) “Non-Employee Director” means a member of the Board who is not an Employee.

(x) “Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.

(y) “Officer” means an individual who is an officer of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.

(z) “Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares under the Plan as provided in Section 6.

(aa) “Optionee” means an individual, estate or other entity that holds an Option.

(bb) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the Adoption Date shall be considered a Parent commencing as of such date.

(cc) “Participant” means an individual or estate or other entity that holds an Award.

(dd) “Plan” means this Quanergy Systems, Inc. Amended 2013 Stock Incentive Plan, as it may be further amended from time to time.

(ee) “Re-Price” means that the Company has lowered or reduced the Exercise Price of outstanding Options for any Participant(s) in a manner described by SEC Regulation S-K Item 402(d)(2)( viii) (or as described in any successor provision(s) or definition(s)).

(ff) “Restricted Stock Grant” means Shares awarded under the Plan as provided in Section 8(a).

(gg) “Restricted Stock Grant Agreement” means the agreement described in Section 8(a) evidencing each Award of a Restricted Stock Grant.

(hh) “Restricted Stock Unit Award” means a right to receive a Share which is awarded under the Plan as provided in Section 8(b).

(ii) “Restricted Stock Unit Agreement” means the agreement described in Section 8(b) evidencing each Award of a Restricted Stock Unit.

(jj) “SEC” means the Securities and Exchange Commission.

(kk) “Section 16 Persons” means those Officers or Directors or Non-Employee Directors or other persons who are subject to Section 16 of the Exchange Act.

(ll) “Section 280G Approval” means the separate approval by stockholders owning more than 75% of the voting power of all outstanding stock of the Company entitled to vote immediately before a Change in Control which approval shall be obtained in compliance with the requirements of Code Section 280G(b)(5)(B), as amended, including any successor thereof, and the regulations promulgated thereunder, as determined by the Committee in its sole discretion.

(mm) “Securities Act” means the Securities Act of 1933, as amended.

(nn) “Separation From Service” means a Participant’s separation from service with the Company within the meaning of Code Section 409A.

(oo) “Service” means service as an Employee, Director, Non-Employee Director or Consultant. Service will be deemed terminated as soon as the entity to which Service is being provided is no longer either (i) the Company, (ii) a Parent, (iii) a Subsidiary or (iv) an Affiliate. The Committee determines when Service commences and when Service terminates. The Committee may determine whether any Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in termination of Service for purposes of any affected Awards, and the Committee’s decision shall be final, conclusive and binding.

(pp) “Share” means one share of Common Stock.

(qq) “Stockholder Approval Date” means the date that the Company’s stockholders approve this Plan.

(rr) “Stockholders Agreement” means any applicable agreement between the Company’s stockholders and/or investors that provides certain rights and obligations for stockholders.

(ss) “Stock Option Agreement” means the agreement described in Section 6 evidencing each Award of an Option.

(tt) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the Adoption Date shall be considered a Subsidiary commencing as of such date.

(uu) “Termination Date” means the date on which a Participant’s Service terminates as determined by the Committee.

(vv) “10-Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of section 424(d) of the Code shall be applied.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. A Committee appointed by the Board shall administer the Plan. The Board shall designate one of the members of the Committee as chairperson. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

Effective with the Shares being publicly traded or the Company being subject to the reporting requirements of the Exchange Act, with respect to Awards to Section 16 Persons, the Committee shall consist either (i) solely of two or more individuals who satisfy the requirements of Rule 16b-3 (or its successor) under the Exchange Act or (ii) of the full Board. The Board may also appoint one or more separate committees of the Board, each composed of directors of the Company who need not qualify under Rule 16b-3, who may administer the Plan with respect to Key Employees who are not Section 16 Persons, may grant Awards under the Plan to such Key Employees and may determine all terms of such Awards. To the extent permitted by applicable law, the Board may also appoint a committee, composed of one or more officers of the Company, that may authorize Awards to Employees (who are not Section 16 Persons) within parameters specified by the Board and consistent with any limitations imposed by applicable law.

(b) Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include without limitation:

(i) selecting Key Employees who are to receive Awards under the Plan;

(ii) determining the type, number, vesting requirements, performance conditions (if any) and their degree of satisfaction, and other features and conditions of such Awards and amending such Awards;

(iii) correcting any defect, supplying any omission, or reconciling or clarifying any inconsistency in the Plan or any Award agreement;

(iv) accelerating the vesting, or extending the post-termination exercise term, or waiving restrictions, of Awards at any time and under such terms and conditions as it deems appropriate;

(v) Re-Pricing outstanding Options, without the approval of Company stockholders;

(vi) interpreting the Plan and any Award agreements;

(vii) making all other decisions relating to the operation of the Plan; and

(viii) granting Awards to Key Employees who are foreign nationals on such terms and conditions different from those specified in the Plan, which may be necessary or desirable to foster and promote achievement of the purposes of the Plan, and adopting such modifications, procedures, and/or subplans (with any such subplans attached as appendices to the Plan) and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, or to meet the requirements that permit the Plan to operate in a qualified or tax efficient manner , and/or comply with applicable foreign laws or regulations.

The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final, conclusive and binding on all persons. The Committee’s decisions and determinations need not be uniform and may be made selectively among Participants in the Committee’s sole discretion. The Committee’s decisions and determinations will be afforded the maximum deference provided by applicable law. Furthermore, the Committee may, at its sole discretion, approve the merger into and/or assumption of the Plan by any successor equity plan of the Company with respect to Participants from the People’s Republic of China, subject to requisite approval of the Company’s stockholders.

(c) Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, or any persons (including without limitation Employees and Officers) who are delegated by the Board or Committee to perform administrative functions in connection with the Plan, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4. GENERAL.

(a) Eligibility. Only Employees, Directors, Non-Employee Directors and Consultants shall be eligible for designation as Key Employees by the Committee.

(b) Incentive Stock Options. Only Key Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Employee who is a 10-Percent Stockholder shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied. If and to the extent that any Shares are issued under a portion of any Option that exceeds the $100,000 limitation of Section 422 of the Code, such Shares shall not be treated as issued under an ISO notwithstanding any designation otherwise . Certain decisions, amendments, interpretations and actions by the Committee and certain actions by a Participant may cause an Option to cease to qualify as an ISO pursuant to the Code and by accepting an Option the Participant agrees in advance to such disqualifying action taken by either the Participant, the Committee or the Company.

(c) Restrictions on Shares. Any Shares issued pursuant to an Award shall be subject to such Company policies, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Shares under this Plan.

(d) Beneficiaries. A Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.

(e) Performance Conditions. The Committee may, in its discretion, include performance conditions in any Award.

(f) Stockholder Rights. A Participant, or a transferee of a Participant, shall have no rights as a stockholder (including without limitation voting rights or dividend or distribution rights) with respect to any Common Stock covered by an Award until such person becomes entitled to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Common Stock has been issued to the Participant. No adjustment shall be made for cash or stock dividends or other rights for which the record date is prior to the date when such Common Stock is issued, except as expressly provided in Section 9. The issuance of an Award shall be subject to and conditioned upon the Participant’s agreement to become a party to a Stockholders Agreement and be bound by its terms.

(g) Buyout of Awards. The Committee may at any time offer to buy out, for a payment in cash or cash equivalents (including without limitation Shares issued at Fair Market Value that may or may not be issued under this Plan), an Award previously granted based upon such terms and conditions as the Committee shall establish.

(h) Termination of Service and Leave of Absence. Unless the applicable Award agreement or employment agreement provides otherwise (and in such case, the Award or employment agreement shall govern as to the consequences of a termination of Service for such Awards subject to Section 4(i)), the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Service (in all cases subject to the term of the Option as applicable):

(i) if the Service of a Participant is terminated for Cause, then all Options and unvested portions of Restricted Stock Grants shall terminate and be forfeited immediately without consideration as of the Termination Date (except for repayment of any amounts the Participant had paid to the Company to acquire unvested Shares underlying the forfeited Awards);

(ii) if the Service of Participant is terminated due to the Participant’s death or Disability, then the vested portion of his/her then-outstanding Options may be exercised by such Participant or his or her personal representative within six months after the Termination Date and all unvested portions of any outstanding Awards shall be forfeited without consideration as of the Termination Date (except for repayment of any amounts the Participant had paid to the Company to acquire unvested Shares underlying the forfeited Awards); and

(iii) if the Service of Participant is terminated for any reason other than for Cause or other than due to death or Disability, then the vested portion of his/her then-outstanding Options may be exercised by such Participant within three months after the Termination Date and all unvested portions of any outstanding Awards shall be forfeited without consideration as of the Termination Date (except for repayment of any amounts the Participant had paid to the Company to acquire Shares underlying the forfeited Awards).

Subject to the terms of a Participant’s Award agreement, for purposes of an Award, the Service of a Participant does not terminate if a Participant goes on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. Service terminates in any event when the approved leave ends unless a Participant immediately returns to active work.

The Company determines which leaves count for this purpose (along with determining the effect of a leave of absence on vesting of an Award), and when your Service terminates for all purposes under the Plan.

(i) California Participants. Awards to California Participants shall also be subject to the following terms regarding the time period to exercise vested Options after termination of Service. These additional terms shall apply until such time that the Shares are publicly traded and/or the Company is subject to the reporting requirements of the Exchange Act: In the event of termination of a Participant’s Service, (i) if such termination was for reasons other than death or Disability or Cause, the Participant shall have at least 30 days after the date of such termination to exercise any of his/her vested outstanding Options (but in no event later than the expiration of the term of such Options established by the Committee as of the Award date) or (ii) if such termination was due to death or Disability, the Participant shall have at least six months after the date of such termination to exercise any of his/her vested outstanding Options (but in no event later than the expiration of the term of such Options established by the Committee as of the Award date).

(j) Suspension or Termination of Awards. If at any time (including after a notice of exercise has been delivered) the Committee (or the Board), reasonably believes that a Participant has committed an act of Cause (which includes a failure to act), the Committee (or Board) may suspend the Participant’s right to exercise any Option (or vesting of Restricted Stock Grants) pending a determination of whether there was in fact an act of Cause. If the Committee (or the Board) determines a Participant has committed an act of Cause, neither the Participant nor his or her estate shall be entitled to exercise any outstanding Option whatsoever and all of Participant’s outstanding Awards shall then terminate without consideration. Any determination by the Committee (or the Board) with respect to the foregoing shall be final, conclusive and binding on all interested parties.

(k) Code Section 409A. Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to comply with the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention. In the event that any provision of the Plan or an Award agreement is determined by the Committee to not comply with the applicable requirements of Code Section 409A or the Treasury Regulations or other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements. Each payment to a Participant made pursuant to this Plan shall be considered a separate payment and not one of a series of payments for purposes of Code Section 409A. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award

Agreement to the contrary, if upon a Participant’s Separation From Service he/she is then a “specified employee” (as defined in Code Section 409A), then solely to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, the Company shall defer payment of “nonqualified deferred compensation” subject to Code Section 409A payable as a result of and within six (6) months following such Separation From Service under this Plan until the earlier of (i) the first business day of the seventh month following the Participant’s Separation From Service, or (ii) ten (10) days after the Company receives written confirmation of the Participant’s death. Any such delayed payments shall be made without interest. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Code Section 409A or any damages for failing to comply with Code Section 409A.

(l) Electronic Communications. Subject to compliance with applicable law and/or regulations, an Award agreement or other documentation or notices relating to the Plan and/or Awards may be communicated to Participants by electronic media.

(m) Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience . The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan.

(n) Liability of Company Plan. The Company (or members of the Board or Committee) shall not be liable to a Participant or other persons as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any unexpected or adverse tax consequence or any tax consequence expected, but not realized, by any Participant or other person due to the grant, receipt, exercise or settlement of any Award granted under this Plan.

(o) Reformation. In the event any provision of this Plan shall be held illegal or invalid for any reason, such provisions will be reformed by the Board if possible and to the extent needed in order to be held legal and valid. If it is not possible to reform the illegal or invalid provisions then the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(p) Successor Provision. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Adoption Date and including any successor provisions.

(q) Governing Law. This Plan and all Awards shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

SECTION 5. SHARES SUBJECT TO PLAN AND SHARE LIMITS.

(a) Basic Limitations. The Common Stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares. Subject to adjustment as provided in Section 11, the maximum aggregate number of Shares that may be issued:

(i) under the Plan shall not exceed 4,556,307 Shares (the “Share Limit”); and

(ii) pursuant to the exercise of ISOs granted under this Plan shall not exceed 4,556,307 (the “ISO Limit”).

(b) Share Utilization. If Awards are forfeited or are terminated for any reason other than being exercised, then the Shares underlying such forfeited Awards shall not be counted against the Share Limit. If a Participant pays the Exercise Price by Net Exercise or by surrendering previously owned Shares (or by stock attestation) and/or, as permitted by the Committee, pays any withholding tax obligation with respect to an Award by Net Exercise or by electing to have Shares withheld or surrendering previously owned Shares (or by stock attestation), the surrendered Shares and the Shares withheld to pay taxes shall not count toward the Share Limit. Any Shares that are delivered and any Awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by another entity (as provided in Sections 6(e) or 8(e)) shall not be counted against the Share Limit or ISO Limit.

(c) Dividend Equivalents. Any dividend equivalents distributed under the Plan shall not be counted against the Share Limit.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each Award of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any performance conditions). The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Stock Option Agreement shall also specify whether the Option is an ISO and if not specified then the Option shall be an NSO.

(b) Number of Shares . Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9.

(c) Exercise Price. An Option’s Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. Except with respect to outstanding stock options being assumed or Options being granted in exchange for cancellation of options granted by another issuer as provided under Section 6(e), the Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for 10-Percent Stockholders in the case of ISOs) of a Share on the date of Award.

(d) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become vested and/or exercisable. The Stock Option Agreement shall also specify the term of the Option; provided, however that the term of an Option shall in no event exceed ten (10) years from the date of Award. An ISO that is granted to a 10-Percent Stockholder shall have a maximum term of five (5) years. No Option can be exercised after the expiration date specified in the applicable Stock Option Agreement. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, Disability or retirement or other events. A Stock Option Agreement may permit an Optionee to exercise an Option before it is vested (an “early exercise”), subject to the Company’s right of repurchase at the original Exercise Price of any Shares acquired under the unvested portion of the Option which right of repurchase shall lapse at the same rate the Option would have vested had there been no early exercise. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option and the Committee may specify a minimum number of Shares that must be purchased in any one Option exercise.

(e) Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding stock options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. For the avoidance of doubt, the Committee may in its discretion Re-Price outstanding Options. No modification of an Option shall, without the consent of the Optionee, impair his or her rights or increase his or her obligations under such Option.

(f) Assignment or Transfer of Options. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only by Optionee or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his/her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 7. PAYMENT FOR OPTION SHARES.

(a) General Rule. The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash (or check) at the time when such Shares are purchased by the Optionee, except as follows and if so provided for in an applicable Stock Option Agreement:

(i) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 7.

(ii) In the case of an NSO granted under the Plan, the Committee may in its discretion, at any time accept payment in any form(s) described in this Section 7.

(b) Surrender of Stock. To the extent that the Committee makes this Section 7(b) applicable to an Option in a Stock Option Agreement, payment for all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee for such duration as shall be specified by the Committee. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

(c) Cashless Exercise. To the extent that the Committee makes this Section 7(c) applicable to an Option in a Stock Option Agreement, payment for all or a part of the Exercise Price may be made through Cashless Exercise.

(d) Net Exercise. To the extent that the Committee makes this Section 7(d) applicable to a NSO in a Stock Option Agreement, payment for all or a part of the Exercise Price may be made through Net Exercise.

(e) Other Forms of Payment. To the extent that the Committee makes this Section 7(e) applicable to an Option in a Stock Option Agreement, payment may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

SECTION 8. TERMS AND CONDITIONS FOR RESTRICTED STOCK GRANTS AND RESTRICTED STOCK UNIT AWARDS.

(a) Restricted Stock Grant. Each Restricted Stock Grant awarded under the Plan shall be evidenced by a Restricted Stock Grant Agreement between the Participant and the Company. Each Restricted Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any performance conditions). The provisions of the Restricted Stock Grant Agreements entered into under the Plan need not be identical.

(i) Number of Shares and Payment. Each Restricted Stock Grant Agreement shall specify the number of Shares to which the Restricted Stock Grant pertains and is subject to adjustment of such number in accordance with Section 9. Restricted Stock Grants may be issued with or without cash consideration under the Plan.

(ii) Vesting Conditions. Each Restricted Stock Grant may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Grant Agreement. A Restricted Stock Grant Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or other events.

(iii) Voting and Dividend Rights. The holder of a Restricted Stock Grant (irrespective of whether the Shares subject to the Restricted Stock Grant are vested or unvested) awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. However, any dividends received on Shares that are unvested (whether such dividends are in the form of cash or Shares) may be subject to the same vesting conditions and restrictions as the Restricted Stock Grant with respect to which the dividends were paid. Such additional Shares issued as dividends that are subject to the Restricted Stock Grant shall not reduce the number of Shares available for issuance under Section 5.

(iv) Modification or Assumption of Restricted Stock Grants. Within the limitations of the Plan, the Committee may modify or assume outstanding Restricted Stock Grants or may accept the cancellation of outstanding Restricted Stock Grants (including stock granted by another issuer) in return for the grant of new Restricted Stock Grants for the same or a different number of Shares. No modification of a Restricted Stock Grant shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such Restricted Stock Grant.

(v) Assignment or Transfer of Restricted Stock Grants. Except as provided in Section 12, or in a Restricted Stock Grant Agreement, or as required by applicable law, a Restricted Stock Grant awarded under the Plan shall not be anticipated, assigned, attached, garnished, optioned , transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 8(a)(v) shall be void. However, this Section 8(a)(v) shall not preclude a Participant from designating a beneficiary pursuant to Section 4(d) nor shall it preclude a transfer of Restricted Stock Grant Awards by will or pursuant to Section 4(d).

(b) Restricted Stock Unit Award. Each Restricted Stock Unit Agreement will be in such form and will contain such terms and conditions as the will Board deem appropriate. The terms and conditions of Restricted Stock Unit Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Agreements need not be identical.

(i) Number of Shares and Payment. At the time of grant of a Restricted Stock Unit Award, the Board will determine the number of Shares subject to a Restricted Stock Unit Award and the consideration, if any, to be paid by the Participant upon delivery of each Share subject to the Restricted Stock Unit Award. The consideration to be paid, if any, by the Participant for each Share subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting Conditions. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Settlement. A Restricted Stock Unit Award may be settled by the delivery of Shares, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the Shares (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of Shares covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional Shares covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Agreement to which they relate.

(vi) Termination of Participant’s Service. Except as otherwise provided in the applicable Restricted Stock Unit Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Service.

(vii) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code will contain such provisions so that such Restricted Stock Unit Award will comply with the requirements of Section 409A of the Code. Such restrictions, if any, will be determined by the Board and contained in the Restricted Stock Unit Agreement evidencing such Restricted Stock Unit Award. For example, such restrictions may include, without limitation, a requirement that any Common Stock that is to be issued in a year following the year in which the Restricted Stock Unit Award vests must be issued in accordance with a fixed pre-determined schedule.

SECTION 9. ADJUSTMENTS.

(a) Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a stock split, a reverse stock split, a reclassification or other distribution of the Shares without the receipt of consideration by the Company, of or on the Common Stock, a recapitalization, a combination, a spin-off or a similar occurrence, the Committee shall make equitable and proportionate adjustments to:

(i) the Share Limit and ISO Limit specified in Section 5(a);

(ii) the number and kind of securities available for Awards (and which can be issued as ISOs) under Section 5;

(iii) the number and kind of securities covered by each outstanding Award;

(iv) the Exercise Price under each outstanding Option; and

(v) the number and kind of outstanding securities issued under the Plan.

(b) Participant Rights. Except as provided in this Section 9, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 9, a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.

(c) Fractional Shares. Any adjustment of Shares pursuant to this Section 9 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares. To the extent permitted by applicable law, no consideration shall be provided as a result of any fractional shares not being issued or authorized.

SECTION 10. EFFECT OF A CHANGE IN CONTROL.

(a) Merger or Reorganization. In the event that there is a Change in Control and/or the Company is a party to a merger or acquisition or reorganization or similar transaction, outstanding Awards shall be subject to the merger agreement or other applicable transaction agreement. Such agreement may provide, without limitation, that subject to the consummation of the applicable transaction, for the assumption (or substitution) of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration, in all cases without the consent of the Participant.

(b) Acceleration of Vesting. In the event that a Change in Control occurs and there is no assumption, substitution or continuation of Awards pursuant to Section 10(a), the Committee in its discretion may provide that all Awards shall vest and become exercisable as of immediately before such Change in Control. For avoidance of doubt, “substitution” includes, without limitation, an Award being replaced by a cash award that provides an equivalent intrinsic value (wherein intrinsic value equals the difference between the market value of a share and any exercise price). The Committee may also in its discretion include in an Award agreement a requirement that unless Section 280G Approval has been obtained, no acceleration of vesting shall occur with respect to an Award to the extent that such acceleration would, after taking into account any other payments in the nature of compensation to which the Participant would have a right to receive from the Company and any other person contingent upon the occurrence of such Change in Control, result in a “parachute payment” as defined under Code Section 280G.

SECTION 11. LIMITATIONS ON RIGHTS.

(a) Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain in Service as an Employee, Consultant, Director or Non-Employee Director of the Company, a Parent, a Subsidiary or an Affiliate or to receive any future Awards under the Plan. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Certificate of Incorporation and Bylaws and a written employment agreement (if any).

(b) Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing

(c) Dissolution. To the extent not previously exercised or settled, all Options, RSU Awards and unvested Restricted Stock Grants shall terminate immediately prior to the dissolution or liquidation of the Company and shall be forfeited to the Company without consideration.

(d) Clawback Policy. The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy.

SECTION 12. WITHHOLDING TAXES.

(a) General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Withholding Methods. The Committee in its discretion may permit or require a Participant to satisfy all or part of his or her withholding tax obligations by (i) payment in cash, check or wire of immediately available funds; (ii) withholding from any compensation otherwise payable to a Participant by the Company; (iii) having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired (or by stock attestation). Such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value as of the previous day. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC. The Committee may also, in its discretion, permit or require a Participant to satisfy withholding tax obligations related to an Award through a sale of Shares underlying the Award or, in the case of Options, through Net Exercise or Cashless Exercise. The number of Shares that are withheld from an Award pursuant to this section may also be limited by the Committee, to the extent necessary, to avoid liability-classification of the Award (or other adverse accounting treatment) under applicable financial accounting rules; and/or (iv) by such other method as may be set forth in an Award agreement. Any amounts withheld to satisfy withholding tax obligations may be withheld up to (but not in excess of) maximum statutory withholding rates.

SECTION 13. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, is effective on the Adoption Date provided, however, that the Plan is subject to the approval of the Company’s stockholders within one year of the Adoption Date. If the Stockholder Approval Date does not occur before the first anniversary of the Adoption Date, then the Plan shall terminate as of the first anniversary of the Adoption Date and any Awards granted under the Plan shall also immediately terminate without consideration to any Award holder. If the stockholders timely approve the Plan, then the Plan shall terminate on the day before the tenth anniversary of the Adoption Date and may be terminated on any earlier date pursuant to this Section 13. This Plan will not in any way affect outstanding awards that were issued under any other Company equity compensation plans.

(b) Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. No Awards shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. In addition, no such amendment or termination shall be made which would impair the rights of any Participant, without such Participant’s written consent, under any then-outstanding Award, provided that no such Participant consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated. In the event of any conflict in terms between the Plan and any Award agreement, the terms of the Plan shall prevail and govern.

SECTION 14. EXECUTION.

To record the adoption of the Plan by the Board, the Company has caused its duly authorized Officer to execute this Plan on behalf of the Company.

QUANERGY SYSTEMS, INC.
a Delaware corporation

By
Name:
Title:

(Signature Page to Quanergy Systems, Inc. Amended 2013 Stock Incentive Plan)